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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: U.S. Microbics, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated December 24, 2004, included in U. S. Microbics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2004, and to all references to our firm included in this Registration Statement.


/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP


New York, New York
April 4, 2005